UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 12, 2025
3M COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota		55144-1000
(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (651) 733-1110
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	MMM	New York Stock Exchange
	MMM	Chicago Stock Exchange, Inc.
1.500% Notes due 2026	MMM26	New York Stock Exchange
1.750% Notes due 2030	MMM30	New York Stock Exchange
1.500% Notes due 2031	MMM31	New York Stock Exchange
Note: The common stock of the Registrant is also traded on the SIX Swiss Exchange.
Securities registered pursuant to section 12(g) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act.                                                             ☐

Item 7.01. Regulation FD.

On May 12, 2025, 3M Company (“3M”) agreed to a proposed Judicial Consent Order with the state of New Jersey (the “Settlement”) to resolve claims by the state of New Jersey regarding per- or poly-fluoroalkyl substances (“PFAS”). Subject to Court approval, the Settlement would resolve legacy claims related to the Chambers Works site in Salem County, New Jersey, currently owned by The Chemours Company FC, LLC and, before that, by what is now known as EIDP, Inc. In addition, subject to Court approval, the Settlement extends to PFAS-related claims that the State of New Jersey and its departments have, or may have, in the future against 3M.

Under the Settlement, the State of New Jersey and its departments would agree to release 3M from claims arising out of, relating to, or involving the Chambers Works site. In addition, under the Settlement, the State of New Jersey and its departments would agree to release 3M from claims arising out of, relating to, or involving PFAS statewide, including but not limited to (i) the design, manufacture, distribution, transportation, or disposal of PFAS; (ii) the presence of PFAS in the environment; (iii) compliance with any recordkeeping or disclosure obligation related to PFAS; (iv) any false or misleading statement made in connection with the sale or advertisement of PFAS or any product containing PFAS; (v) any treatment or remediation of PFAS (other than with respect to certain sites formerly owned and operated by 3M as specified in the Settlement, subject to ongoing remediation efforts at three sites or otherwise meeting certain specified conditions); (vi) any natural resource damages for PFAS; or (vii) any costs incurred by New Jersey or its departments caused by PFAS in the environment or human exposure to PFAS, including medical or healthcare costs.

3M expects to record a pre-tax charge of approximately $285 million in the second quarter of 2025 and intends to reflect it as an adjustment in arriving at non-GAAP results. This pre-tax charge includes approximately $210 million for the settlement for Chamber Works and other elements of the settlement, representing the present value of payments beginning in 2026 over 8 years and approximately $75 million for existing and future PFAS-related claims by the State of New Jersey, representing the present value of payments starting in 2030 and running through 2050. The actual amounts that 3M will pay will be determined in part by the amount 3M is ultimately obligated to pay under the 2023 class-action settlement with public water suppliers in the United States. 3M may also receive certain credits towards its payment obligations under the Settlement based on other contingencies.

The Settlement is subject to a public notice and comment period and is subject to Court approval following that period. The Settlement provides that 3M does not admit any liability or wrongdoing and does not waive any defenses.

The foregoing description of the Settlement is qualified in its entirety by reference to the full text of the form of Judicial Consent Order, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

In addition, on May 12, 2025, 3M issued a press release announcing the Settlement. A copy of the press release is furnished as Exhibit 99.2 hereunder and is incorporated by reference herein.

Item 8.01. Other Events.

A copy of the form of Judicial Consent Order described in Item 7.01 above is furnished as Exhibit 99.1 hereunder and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description
99.1        Form of Judicial Consent Order (New Jersey), dated May 12, 2025 and Exhibit A.
99.2        Press Release, dated May 12, 2025, of 3M Company.
104        Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Kevin H. Rhodes

Kevin H. Rhodes
Executive Vice President, Chief Legal Affairs Officer, and Secretary
Dated: May 12, 2025